                                                                    EXHIBIT 11.1

                          WEINGARTEN REALTY INVESTORS

                    COMPUTATION OF NET INCOME PER COMMON AND
                            COMMON EQUIVALENT SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  1993        1992        1991
                                                                 -------     -------     -------
SIMPLE EARNINGS PER SHARE:
  Weighted Average Common Shares Outstanding..................    24,211      17,503      16,580
                                                                 -------     -------     -------
                                                                 -------     -------     -------
     Simple Earnings Per Share................................   $  1.50     $  1.15     $  1.08
                                                                 -------     -------     -------
                                                                 -------     -------     -------
PRIMARY EARNINGS PER SHARE (NOTE A):
  Weighted Average Common Shares Outstanding..................    24,211      17,503      16,580
  Shares Issuable from Assumed Conversion of Common Share
     Options Granted and Outstanding..........................        77          50          59
                                                                 -------     -------     -------
     Weighted Average Common Shares Outstanding, as
       Adjusted...............................................    24,288      17,553      16,639
                                                                 -------     -------     -------
                                                                 -------     -------     -------
          Primary Earnings Per Share..........................   $  1.49     $  1.14     $  1.08
                                                                 -------     -------     -------
                                                                 -------     -------     -------
FULLY DILUTED EARNINGS PER SHARE (NOTE B):
  Weighted Average Common Shares Outstanding..................    24,211      17,503      16,580
  Shares Issuable from Assumed Conversion of:
     Common Share Options Granted and Outstanding.............        77          73          59
     Convertible Debentures...................................     1,153       3,961       4,063
                                                                 -------     -------     -------
  Weighted Average Common Shares Outstanding, as Adjusted.....    25,441      21,537      20,702
                                                                 -------     -------     -------
                                                                 -------     -------     -------
          Fully Diluted Earnings Per Share....................   $  1.55     $  1.40     $  1.37
                                                                 -------     -------     -------
                                                                 -------     -------     -------
EARNINGS FOR SIMPLE, PRIMARY AND
  FULLY DILUTED COMPUTATION:
  Earnings (Simple and Primary Earnings Per Share
     Computation).............................................   $36,249     $20,081     $17,958
  Interest on Convertible Debentures..........................     3,120      10,131      10,391
                                                                 -------     -------     -------
  Earnings (Fully Diluted Earnings Per Share Computation).....   $39,369     $30,212     $28,349
                                                                 -------     -------     -------
                                                                 -------     -------     -------

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Note A: This calculation is submitted in accordance with Regulation S-K item
        601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

Note B: This calculation is submitted in accordance with Regulation S-K item
        601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.